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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  March 1, 2004
                Date of Report (Date of earliest event reported)



                                  C D & L, INC.
             (Exact name of Registrant as specified in its charter)


          Delaware                        0-26954                 22-3350958
(State or other jurisdiction of      (Commission File          (IRS Employer
incorporation or organization)            Number)            Identification No.)


80 Wesley Street, South Hackensack, New Jersey                   07606
(Address of principal executive offices)                      (Zip Code)


(Registrant's telephone number, including area code)          (201) 487-7740

                                 Not Applicable
         (Former name or former address, if changed since last report.)



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ITEM 2.         Acquisition or Disposition of Assets

On March 1, 2004, the Company consummated a transaction providing for the purchase of certain Indiana-based assets and liabilities of First Choice Courier and Distribution, Inc. ("First Choice"). This acquisition will support and enhance our business growth opportunities in Indiana. The aggregate purchase price paid by the Company for the purchased assets was approximately $1,650,000 consisting of (i) the reduction by one half of the accrued interest from December 14, 2003 through the Closing Date on the promissory note (the "Note") payable by Seller to CDL, dated June 14, 2001 in the original aggregate principal amount of $1,650,000 and (ii) the cancellation by CDL of the principal balance of $1,626,708 currently due on such Note plus (iii) contingent cash payments based upon the ultimate development of revenues retained by the Company.


ITEM 7.         Financial Statements and Exhibits

                a. Not applicable.

                b. Not applicable.

                c. Exhibits

                10.1 Asset Purchase Agreement dated February 27, 2004 by and among CD&L, INC. ("CDL"), SILVER STAR EXPRESS, INC., a wholly-owned subsidiary of CDL (the "Purchaser"), EXECUTIVE EXPRESS, INC., d/b/a 1st CHOICE COURIER AND DISTRIBUTION, INC. ("1st Choice" or the "Seller") and CHARLES WALCH ("Walch").


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  March 4, 2004                C D & L, INC.
                                     (Registrant)



                                     By:  /s/ Albert W. Van Ness, Jr.
                                          ---------------------------
                                     Albert W. Van Ness, Jr.
                                     Chief Executive Officer




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